UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:  September 2, 2016

(Date of earliest event reported)

A.M. CASTLE & CO.

(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant's telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2016, Allan J. Young resigned from his position as a member of the Board of Directors (the “Board”) of A.M. Castle & Co. (the “Company”) and all committees of the Board on which he served. Mr. Young’s resignation was not because of a disagreement with the Company on any matters relating to the Company’s operations, policies, or practices.

On September 2, 2016, the Board, upon recommendation of its Governance Committee, appointed Howard Brod Brownstein to the Board to fill the vacancy created by Mr. Young’s departure. Mr. Brownstein was appointed to take Mr. Young’s place as a Class II director. He was also appointed a member of the Human Resources and Audit Committees of the Board. Mr. Brownstein was nominated as a successor to Mr. Young by Raging Capital Management, LLC pursuant to the terms of the Settlement Agreement, dated March 17, 2015, by and among the Company, Raging Capital Management, LLC and the other parties thereto.

Mr. Brownstein is the Founder and President of The Brownstein Corporation, a nationally-known management advisory firm. Mr. Brownstein serves on the Board of Directors of PICO Holdings (Nasdaq: PICO), and chairs its Audit Committee and is its “Financial Expert” for Sarbanes-Oxley purposes, and also serves on its Nominating & Governance Committee. He also serves on the Board of Directors of P & F Industries, Inc. (Nasdaq: PFIN), and chairs its Nominating & Governance and its Strategic Planning & Risk Assessment Committees, and serves on its Audit Committee. Mr. Brownstein is a Board Leadership Fellow of the National Association of Corporate Directors (“NACD”), and serves as President of NACD’s Philadelphia Chapter.

As a non-employee director, Mr. Brownstein will receive compensation in accordance with the Company’s non-employee director compensation practices described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on June 17, 2016.

In connection with his appointment, the Company and Mr. Brownstein have entered into an indemnification agreement in the form in which the Company has entered into with each of its directors.

There are no transactions between Mr. Brownstein and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.M. CASTLE & CO.

September 2, 2016	By:	/s/ Marec E. Edgar
Marec E. Edgar
Executive Vice President, General Counsel, Secretary & Chief Administrative Officer

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